UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMERICAN REALTY CAPITAL TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	71-1036989
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

106 York Road, Jenkintown, PA	19046
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-145949

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
Title of Class

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.01 par value per share, of American Realty Capital Trust, Inc. (the “Registrant”) contained in the Registrant’s Registration Statement on Form S-11 originally filed on September 10, 2007 with the United States Securities and Exchange Commission (File 333-145949) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit No.	Description
3.1	Amended and Restated Charter of American Realty Capital Trust, Inc. (1)
3.2	Articles of Amendment of American Realty Capital Trust, Inc. (2)
3.3	Bylaws of American Realty Capital Trust, Inc. (3)
10.1	Distribution Reinvestment Plan (4)
10.2	Stock Option Plan (5)
10.3	Employee and Director Incentive Restricted Share Plan of American Realty Capital Trust, Inc. (6)

(1)	Incorporated by reference to an exhibit to Amendment No. 4 to Registrant’s Registration Statement on Form S-11 (File No. 333-145949) filed on January 22, 2008.
(2)	Incorporated by reference to an exhibit to Registrant’s Current Report on Form 8-K filed on March 4, 2008.
(3)	Incorporated by reference to an exhibit to Amendment No. 1 to Registrant’s Registration Statement on Form S-11 (File No. 333-145949) filed on November 20, 2007.
(4)	Incorporated by reference to Appendix B to Amendment No. 5 to Registrant’s Registration Statement on Form S-11 (File No. 333-145949) filed on January 24, 2008.
(5)	Incorporated by reference to an exhibit to Registrant’s Pre-Effective Amendment No. 1 to Post Effective Amendment No. 1 to Form S-11 (File No. 333-145949) filed on June 3, 2008.
(6)	Incorporated by reference to an exhibit to Registrant’s Pre-Effective Amendment No. 1 to Post Effective Amendment No. 8 to Form S-11 (File No. 333-145949) filed on April 22, 2010

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized on this 30th day of April, 2010.

AMERICAN REALTY CAPITAL TRUST, INC.

By:	/s/ Nicholas S. Schorsch
Name:	Nicholas S. Schorsch
Title:	Chairman and Chief Executive Officer
(Principal Executive Officer)